Exhibit 10.5

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of May 14, 2021, among Basic Energy Services, Inc. (together with its successors and assigns, the “Issuer”), the Guarantors (together with the Issuer, the “Obligors”) and the undersigned beneficial holders and/or investment advisors or managers of discretionary accounts for such beneficial holders (together with any party that executes a Forbearance Joinder Agreement (the form of which is attached hereto as Exhibit A) after the date hereof, (the “Supporting Holders”) of the Issuer’s 10.75% Senior Secured Notes due 2023 (the “Notes”).
WHEREAS, the Issuer, the Guarantors and UMB Bank, N.A., as Trustee and Collateral Agent (in either or both such capacities, the “Trustee”), are parties to (1) that certain Indenture, dated as of October 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) under which the Notes were issued; (2) that certain Collateral Agency Agreement, dated as of October 2, 2018; (3) that certain ABL Collateral Rights Agreement (as defined in the Collateral Agency Agreement); (4) that certain Super Priority Intercreditor Agreement dated as of May 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Super Priority Intercreditor Agreement”), among the Obligors, the Trustee and Cantor Fitzgerald Securities, as administrative agent under that certain Super Priority Credit Agreement, dated as of May 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time (the “Super Priority Credit Agreement”), among the Issuer, as borrower, the term loan lenders from time to time party thereto and the Cantor Fitzgerald Securities, as administrative agent; and (5) that certain Security Agreement dated as of October 2, 2018, and any related documents, mortgages, deeds of trust, agreements and instruments that serve to grant and provide collateral to the Trustee (as amended, restated, supplemented or otherwise modified from time to time, and collectively, with the Super Priority Intercreditor Agreement, the “Security Documents” and, together with the Indenture, the “Notes Documents”);
WHEREAS, the Issuer, the Guarantors, and the Trustee have heretofore executed and delivered an Indenture, dated as of October 2, 2018 (as amended, supplemented, waived or otherwise modified, the “Indenture”), pursuant to which the Issuer has issued an aggregate principal amount of $347,500,000 of 10.75% of Senior Secured Notes due 2023 of the Issuer (the “Notes”);
WHEREAS, an interest payment on the Notes in the amount of $16,335,000 was due on April 15, 2021 (the “April 2021 Interest Payment”), and the Issuer did not make such payment, which constitutes a Default under the Indenture (the “Interest Payment Default”);
WHEREAS, at such time as the Issuer’s nonpayment of the April 2021 Interest Payment will have continued for a period of 30 days, the same will become an Event of Default pursuant to Section 6.1 of the Indenture;
WHEREAS, the Issuer has not delivered the compliance certificate required by Section 3.15 due on April 30, 2021, the notice required by Section 3.17 in respect of the Interest Payment Default, or the certificates and documents required by Section 11.4(b) of the Indenture due on April 30, 2021 (the “Compliance Document Defaults”);
WHEREAS, the Issuer is exploring a potential restructuring or recapitalization or other transaction (a “Potential Transaction”); and
WHEREAS, the Obligors have requested that each of the Supporting Holders agree to temporarily forbear during the Forbearance Period from the exercise of their right to accelerate the maturity of the Notes and declare all amounts under the Notes and the Indenture immediately due and payable, and from the exercise of any other rights and remedies available to them under the Notes Documents or otherwise under applicable law (collectively, the “Rights and Remedies”) solely to the extent arising from the occurrence and continuation of the Interest Payment Default, subject to the terms and conditions of this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION I. ACKNOWLEDGMENTS
1.01 Each of the Obligors hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that:
(a) The recital of facts set forth in this Agreement is true and correct in all material respects;

(b) Each Obligor hereby (i) ratifies and reaffirms the Notes Documents and the Obligations owing thereunder, (ii) acknowledges and affirms that the Notes Documents are and, after giving effect to this Agreement, shall remain unchanged and in full force and effect and (iii) ratifies and reaffirms the grant of first priority liens on and security interests in its properties and assets pursuant to the Note Documents as security for the obligations thereunder and confirms and agrees that such liens and security interests are valid, enforceable and perfected and secure all such obligations, including any additional obligations hereafter arising under the Notes Documents. Each Obligor agrees that the Notes Documents constitute valid and binding obligations and agreements of each of the Obligors enforceable against each Obligor in accordance with their respective terms;
(c) Each Obligor acknowledges and agrees that (i) the Interest Payment Default will constitute an Event of Default when it has continued for 30 days from the date of occurrence thereof (in the case of Interest Payment Default) and the Compliance Document Defaults will constitute an Event of Default when it has continued for 60 days from the date of this Agreement, (ii) the Issuer is required to pay interest on overdue instalments of interest in accordance with the Indenture and the Notes and (iii) except for the Interest Payment Default and the Compliance Document Defaults, no Defaults or Events of Default under the Indenture have occurred and are continuing as of the date hereof.
(d) The Supporting Holders have not waived, released or compromised, and do not hereby waive, release or compromise, any events, occurrences, acts, or omissions that may constitute or give rise to any defaults or Events of Default, including, without limitation, the Interest Payment Default and the Compliance Document Defaults, that existed or may have existed, or may presently exist, or may arise in the future, nor does any Supporting Holder waive any Rights and Remedies;
(e) The execution and delivery of this Agreement shall not (i) constitute an extension, modification, or waiver of any aspect of the Indenture or the Notes; (ii) extend the maturity of the Notes or the due date of any payment of any amount(s) due thereunder or payable in connection therewith; (iii) give rise to any obligation on the part of the Supporting Holders to extend, modify or waive any term or condition of the Notes; (iv) establish any course of dealing with respect to the Notes or otherwise; or (v) give rise to any defenses or counterclaims to the right of the Supporting Holders to compel payment of the Notes or any amounts(s) due thereunder or payable in connection therewith or otherwise enforce their rights and remedies set forth in the Notes Documents;
(f) The Supporting Holders’ agreement to forbear in the exercise of their Rights and Remedies solely as to the Interest Payment Default, and to perform as provided herein, in each case to the extent permitted by the Indenture, shall not invalidate, impair, negate or otherwise affect the Trustee’s or Supporting Holders’ ability to exercise their Rights and Remedies under the Notes Documents or otherwise; and
(g) Any capitalized terms not defined in this Agreement have the meanings given to them in the Indenture.
SECTION II. FORBEARANCE
2.01 Forbearance. In consideration of, and in reliance upon the representations, warranties, agreements and covenants of the Obligors set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Agreement, from the Agreement Effective Date (as defined below) until the Termination Date (as defined below), each Supporting Holder (severally and not jointly) hereby agrees that during the Forbearance Period (as defined below) it will forbear from exercising any of the Rights and Remedies solely with respect to the Interest Payment Default (the “Forbearance”). For the avoidance of doubt, during the Forbearance Period, each Supporting Holder agrees that it (individually or collectively) will not deliver any notice or instruction to the Trustee directing the Trustee to exercise any of the Rights and Remedies with respect to the Interest Payment Default.
2.02 Trustee Action. In the event that the Trustee takes any action to declare all of the Notes immediately due and payable pursuant to Section 6.2 of the Indenture during the Forbearance Period solely due to the Interest Payment Default, each Supporting Holder agrees to rescind and cancel such acceleration to the fullest extent permitted under the Indenture.
2.03 Limitation on Transfers of Notes. (a) During the Forbearance Period, each of the Supporting Holders hereby agrees not to sell, assign, pledge, lend, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) any ownership (including beneficial ownership) of Notes (or any rights in respect thereof, including but not limited to the right to vote) held by such Supporting Holder as of the date hereof except to a party who (i) is already a Supporting Holder party to this Agreement, (ii) as of the date hereof, was, and as of the date of transfer, continues to be an entity that controls, is controlled by or is under common control with the transferor or for which such Supporting Holder acts as investment manager, advisor or subadvisor, provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a party hereto, or (iii) prior to or contemporaneously with such Transfer, agrees in writing with the transferor to be bound by all of the terms of this

Agreement with respect to the relevant Notes being transferred to such purchaser (and with respect to any and all Notes it already may hold prior to such Transfer) by executing a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto, and delivering an executed copy thereof, within three (3) business days of closing of such Transfer, to counsel to the Issuer. Any Transfer made in violation of this Section 2.03 shall be void ab initio, and the Issuer shall have the right to enforce the voiding of any such Transfer. This Agreement shall in no way be construed to preclude any Supporting Holder from acquiring additional Notes to the extent permitted by applicable law. However, such Supporting Holder shall, automatically and without further action, remain subject to this Agreement with respect to any Notes so acquired. Upon satisfaction of the foregoing requirements in this Section 2.03(a), the transferor shall be deemed to be released from its obligations under this Agreement to the extent of such transferred rights and obligations.
(b) Notwithstanding anything to the contrary herein, a Supporting Holder may Transfer any ownership in its Notes, or any option thereon or any right or interest therein, to a Qualified Marketmaker (as defined below) that acquires Notes with the purpose and intent of acting as a Qualified Marketmaker for such Notes, and such Qualified Marketmaker shall not be required to agree in writing to be bound by the terms of this Agreement or execute and deliver a separate support agreement in respect of such Notes if (A) such Qualified Marketmaker subsequently Transfers such Notes within five (5) business days of its acquisition to an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor of such Qualified Marketmaker and (B) the transferee otherwise is a transferee permitted under clause (a) above (including any requirement hereunder that such transferee agree in writing to be bound by the terms of this Agreement). To the extent that a Supporting Holder is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title, or interest in any Notes that such Supporting Holder acquires in its capacity as a Qualified Marketmaker from a holder of such Notes who is not a Supporting Holder without regard to the requirements set forth in clause (a) above but otherwise in compliance with this clause (b). As used herein, the term a “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Issuer (or enter with customers into long and short positions in claims against the Issuer), in its capacity as a dealer or market maker in claims against the Issuers and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
2.04 Forbearance Period. The Forbearance shall commence on the Agreement Effective Date and continue until the earlier of (a) May 23, 2021 at 11:59 p.m. New York City time (or such later date that all of the Supporting Holders agree in writing) and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Agreement Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Holders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if the forbearance under this Agreement had never existed, and all of the Rights and Remedies under the Notes Documents and in law and in equity shall be available without restriction or modification.
2.05 Limited Forbearance. The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to impair the ability of the Supporting Holders or the Trustee to exercise any of the Rights and Remedies during the Forbearance Period for Defaults or Events of Default other than the Interest Payment Default, (ii) to constitute a waiver of the Interest Payment Default, the Compliance Document Defaults or any future Defaults or Events of Default or compliance with any term or provision of the Notes Documents or applicable law, other than as expressly set forth in this Section II or (iii) to establish a custom or course of dealing between the Obligors, on the one hand, and any Supporting Holder, on the other hand.
2.06 Further Acknowledgements
(a)    The Obligors understand and accept the temporary nature of the Forbearance provided hereby and that the Supporting Holders have given no assurances that they will extend such Forbearance or provide further waivers or amendments to the Indenture or any other Notes Document.
(b)    Nothing in this Agreement constitutes a legal obligation to participate in any Potential Transaction or any other transaction or to execute any related documents and no such legal obligation shall arise except pursuant to mutually agreeable executed definitive documentation.
(c)    The Obligors further understand and accept that this Agreement shall constitute notice of the Compliance Document Defaults.
SECTION III. EVENTS OF TERMINATION

3.01 Events of Termination. The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):
(a) the failure of any Obligor to comply with any term, condition or covenant set forth in this Agreement, including, without limitation, the covenants in Section IV of this Agreement;
(b) (i) other than the Interest Payment Default and the Compliance Document Default, there occurs any Default or Event of Default under the Indenture or (ii) the Trustee or one or more holders of Notes representing 25% or more of the aggregate principal amount of Notes outstanding delivers any notice purporting to accelerate or seek any other remedy in respect of the Notes;
(c) a case under title 11 of the United States Code or any similar reorganization, liquidation, insolvency, or receivership proceeding under applicable law is commenced by any Obligor;
(d) the Issuer notifies any Supporting Holder or its representatives in writing that it has terminated discussions regarding a Potential Transaction;
(e) the Issuer cures the Interest Payment Default by making the April 2021 Interest Payment and pays any default interest or late penalties, and no other Default (other than the Compliance Document Defaults) or Event of Default has occurred and remains uncured at the time the Issuer cures such Interest Payment Default;
(f) that certain Forbearance Agreement dated as of April 14, 2021 (as amended by that certain Limited Consent and First Amendment to the Forbearance Agreement, dated April 28, 2021 and that certain Second Amendment to the Forbearance Agreement, dated May 14, 2021), by and among the Issuer, certain of the Issuer’s subsidiaries, the ABL Agent, and the Credit Agreement Forbearing Parties party thereto with respect to that certain Credit Agreement, dated as of October 2, 2018 (as amended, restated, amended and restated, modified or supplemented from time to time), among the Issuer, the lenders party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “ABL Agent”), a Swing Line Lender and an L/C Issuer, shall terminate or otherwise cease to be in full force and effect, or shall be amended or otherwise modified (other than any amendment or modification to extend the termination date thereof or waive compliance by any Obligor with any covenant thereunder);
(g) that certain Consent Letter dated as of May 3, 2021 (as amended by that certain Amendment to Consent Letter, dated as of May 14, 2021), by Ascribe III Investments LLC and agreed to by the Issuer, shall terminate or otherwise cease to be in full force and effect, or shall be amended or otherwise modified (other than any amendment or modification to extend the termination date thereof or waive compliance by any Obligor with any covenant thereunder); or
(h) the occurrence of an Event of Default under and as defined in the Super Priority Credit Agreement (other than the occurrence of an event of default under Section 8.01(e) solely as a result of the Interest Payment Default unless and until the forbearance by the lenders thereunder with respect thereto shall have been terminated or expired).
SECTION IV. OTHER AGREEMENTS
4.01 Retention of Professionals; Expenses.
(a) No later than three (3) business days after the Agreement Effective Date, the Issuer shall pay all unpaid, invoiced, reasonable and documented fees and expenses of Davis Polk & Wardwell LLP (“Davis Polk”), counsel to the Supporting Holders, incurred through the Agreement Effective Date; thereafter the Issuer shall pay the fees and expenses of Davis Polk in accordance with the engagement letter executed with Davis Polk.
(b) No later than three (3) business days after the Agreement Effective Date, the Issuer shall pay all unpaid, invoiced, reasonable and documented monthly fees and out-of-pocket expenses of Ducera Partners LLC (“Ducera,” and together with Davis Polk, the “Advisors”), financial advisors to the Supporting Holders, incurred through the Agreement Effective Date; thereafter the Issuer shall pay the fees and expenses of Ducera in accordance with the engagement letter, if any, with Ducera.
4.02 Release. Each Obligor (for itself and its Subsidiaries and controlled Affiliates and the successors, assigns, heirs and representatives of each Obligor) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each Supporting Holder (other than any Supporting Holder that is an Affiliated Party) solely in its capacity as a beneficial holder of the Notes, together with its Affiliates, directors, officers, employees, attorneys, financial advisors, Advisors and consultants (each solely in its capacity as such) (each a “Released Party”, and collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof directly arising out of, connected with or related to this Agreement, the Indenture or any other Notes Document, or any act, event or transaction related or attendant thereto, or the agreements of any Supporting Holder (other than any Supporting Holder that is an Affiliated Party) contained herein or therein. Notwithstanding anything to the contrary in this Agreement or otherwise, in no event shall any Affiliated Party (either in its capacity as Holder or beneficial owner of the Notes or in any other capacity) be a Released Party. Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim, in each case directly arising out of, connected with or related to this Agreement, the Indenture or any other Notes Document or the agreements of any Supporting Holder (other than a Supporting Holder that is an Affiliated Party), by any Releasor against any Released Party which would not be released hereby. The release of the Released Parties contained herein is a final release, even if there may exist a mistake on the part of any Releasors as to the extent and nature of any claim or damages of the Releasors against the Released Parties. Notwithstanding anything to the contrary in this Section 4.02 or otherwise in this Agreement, nothing in this Agreement shall or be deemed to (or is intended to) limit any of the Supporting Holder’s rights to assert or prosecute any affirmative defenses or otherwise raise any defense or take any action to defend itself or themselves, including any defense available under Title 11 of the United States Code, in connection with any claim (whether direct or indirect) brought by any entity relating to any of the above-referenced claims arising from, in whole or in part, (x) the formulation, preparation, dissemination, negotiation, or filing of this Agreement or any contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, and (y) the pursuit of consummation, the administration and implementation of any transactions related to the Notes.
“Affiliated Party” shall mean (i) Ascribe III Investment LLC (“Ascribe”), (ii) any director, officer, agent or employee or Affiliate of Ascribe and (iii) any entity or person for which Ascribe acts as investment advisor or manager of discretionary accounts.
4.03 Tolling. During the Forbearance Period, the Obligors hereby agree to toll and suspend the running of the applicable statutes of limitations, laches, or other doctrines relating to the passage of time with respect to any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Supporting Holder (or group thereof) (other than any Supporting Holder that is an Affiliated Party) has heretofore had or now or hereafter can, shall or may have against any of the Obligors, their respective Affiliated Parties, and each of the directors, officers, members, employees, agents, attorneys, financial advisors and consultants of each of the foregoing.
4.04 Notices. The Issuer hereby agrees to notify the Supporting Holders and Ascribe reasonably promptly in writing (which may be done by email to Davis Polk and Fried, Frank, Harris, Shriver & Jacobson LLP) of (a) any failure by any of the Obligors to comply with their obligations set forth in this Agreement, (b) the occurrence of any Event of Termination, or (c) service of a complaint upon an Obligor by a person commencing a material action against such Obligor. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered by hand, or when sent by e-mail or facsimile transmission, answer back received, or on the first business day after delivery to any overnight delivery service, freight prepaid, or three (3) business days after being sent by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

If to any Supporting Holder,
then to:                The address of such Directing Holder
as set forth on the signature page
of this Agreement
with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:	Damian S. Schaible
Adam L. Shpeen
Email:	damian.schaible@davispolk.com
adam.shpeen@davispolk.com

-and-

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention:	Brad Eric Scheler
Peter B. Siroka
Email:	Brad.Eric.Scheler@friedfrank.com
Peter.Siroka@friedfrank.com

SECTION V. REPRESENTATIONS AND WARRANTIES
In consideration of the foregoing agreements, the Obligors jointly and severally hereby represent and warrant to each Supporting Holder as follows:
5.01 Such party is duly organized, validly existing and is not in violation in any respect of any term of its charter, bylaws or other constitutive documents, and the execution, delivery and performance of this Agreement are within such party’s power and have been duly authorized by all necessary action.
5.02 This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law).
5.03 No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with such party’s entry into, and performance of, this Agreement, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Agreement by such party does and will not conflict with, or result in the default under, any material agreement or document of such party, its constituent documents or any applicable law, regulation or court order, consent or ruling.
5.04 Each Supporting Holder represents and warrants that, as of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the aggregate principal amount of Notes set forth on the signature page attached hereto, and to that extent it advises or acts as a manager for any beneficial holder, it has the authority to enter into this Agreement on behalf of such beneficial holder and that this Agreement is a valid and legally binding agreement, enforceable against that holder and such party.
SECTION VI. EFFECTIVENESS
    This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Agreement Effective Date”):
    (a)    Agreement. Each of the Obligors and Supporting Noteholders representing at least

$300,000,000 in aggregate principal amount of the Notes shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other parties (which signature pages may be delivered by counsel and in electronic form).
    (b)    Representations and Warranties. The representations and warranties set forth in Section V shall be true and correct in all material respects as of such date.
    (c)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, other than the Interest Payment Default and the Document Compliance Default.
    (d)    Other Forbearance Agreements. Prior to the date of this Agreement, the Issuer shall have provided Davis Polk a copy of any other forbearance agreement (including any amendments thereto) to which any Obligor is a party that is currently in effect and/or are expected to become effective on or prior to the date of this Agreement.
SECTION VII. MISCELLANEOUS
7.01 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.
7.02 Interpretive Matters.
(a) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.
(b) The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.
7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of any choice of law provisions that would require the application of the law of another jurisdiction. Each party hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan, City of New York for any action, suit, or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.
7.04 Successors and Assigns. This Agreement shall be binding upon each of the Issuer, the Guarantors, the Supporting Holders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.
7.05 Additional Parties. Without in any way limiting the provisions hereof, additional holders or beneficial owners of Notes may elect to become parties to this Agreement by executing and delivering to the Issuer a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto. Such additional holder or beneficial owner of Notes shall become a Supporting Holder under this Agreement in accordance with the terms of this Agreement.
7.06 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
7.07 Integration. This Agreement and any agreements referred to herein contain the entire understanding of the parties hereto with regard to the subject matter contained herein. Except as otherwise provided herein, this Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
7.08 Amendment. This Agreement may only be amended or modified in writing by the Issuer, the

Guarantors and each Supporting Holder.
7.09 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE ISSUER

BASIC ENERGY SERVICES, INC.

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

GUARANTORS

BASIC ENERGY SERVICES LP, LLC
BASIC ENERGY SERVICES GP, LLC
BASIC ENERGY SERVICES, L.P.
TAYLOR INDUSTRIES, LLC
BASIC ESA, INC.
SCH DISPOSAL, L.L.C.
AGUA LIBRE HOLDCO LLC
AGUA LIBRE ASSET CO LLC
AGUA LIBRE MIDSTREAM LLC
C&J WELL SERVICES, INC.
KVS TRANSPORTATION, INC.
INDIGO INJECTION #3, LLC

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

ASCRIBE III INVESTMENTS LLC
299 Park Avenue, 34th Floor
New York, New York 10171

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Chief Investment Officer

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

ARBOUR LANE – TX, L.P.
By: Arbour Lane – TX GP, LLC
Its General Partner

700 Canal Street 4th Flr
Stamford, CT 06902

By:	/s/ Dan Galanter
Name:	Dan Galanter
Title:	Manager

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

GOLDMAN SACHS & CO. LLC,
solely with respect to the private side business of
its Asset Management Division
200 West Street, New York, NY 10282

By:	/s/ Lee Becker
Name:	Lee Becker
Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

ALTAIR GLOBAL CREDIT
OPPORTUNITIES FUND (A), LLC

2425 Olympic Blvd., Suite 500E
Santa Monica, CA 90404

By:	/s/ Haig Maghakian
Name:	Haig Maghakian
Title:	Authorized Person

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

CORNELL UNIVERSITY

2425 Olympic Blvd., Suite 500E
Santa Monica, CA 90404

By:	/s/ Brian Lanktree
Name:	Brian Lanktree
Title:	Authorized Person

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

GLENDON OPPORTUNITIES FUND, L.P.

2425 Olympic Blvd., Suite 500E
Santa Monica, CA 90404

By:	/s/ Haig Maghakian
Name:	Haig Maghakian
Title:	Authorized Person

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

GUGGENHEIM PARTNERS
as Asset Manager for the beneficial holders listed below

330 Madison Ave, New York, NY 10017

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

WHITEBOX RELATIVE VALUE PARTNERS, L.P.
By: Whitebox Advisors LLC its investment manager

3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel - Corporate,
Transactions & Litigation

WHITEBOX CREDIT PARTNERS, L.P.
By: Whitebox Advisors LLC its investment manager

3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel - Corporate,
Transactions & Litigation

WHITEBOX GT FUND, LP
By: Whitebox Advisors LLC its investment manager

3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel - Corporate,
Transactions & Litigation

[Signature Page to Forbearance Agreement]

SUPPORTING HOLDERS

WHITEBOX MULTI_STRATEGY PARTNERS, L.P.
By: Whitebox Advisors LLC its investment manager

3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel - Corporate,
Transactions & Litigation

PANDORA SELECT PARTNERS, L.P.
By: Whitebox Advisors LLC its investment manager

3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel - Corporate,
Transactions & Litigation

[Signature Page to Forbearance Agreement]

Exhibit A

FORM OF FORBEARANCE JOINDER AGREEMENT

[●], 2021

Basic Energy Services, Inc.
[    ]
Attention: [    ]
RE: Forbearance Agreement

Ladies and Gentlemen:
Reference is made to the Forbearance Agreement dated as of May [●], 2021 entered into between the Issuer, the Guarantors, and the Supporting Holders party thereto (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.
SECTION I. Joining Obligations Under the Forbearance Agreement. The undersigned (the “Joining Noteholder”) hereby agrees, as of the date first above written, to join and to be bound as a Supporting Holder by all of the terms and conditions of the Forbearance Agreement, to the same extent as each of the other Supporting Holders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Holder” shall also mean and be a reference to the undersigned, including the making of each representation and warranty set forth in Section V of the Forbearance Agreement.
SECTION II. Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopier or in .PDF or similar format by email shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement. For the avoidance of doubt, the Obligors do not need to separately execute this Forbearance Joinder Agreement but are nevertheless bound by the terms of the Forbearance Agreement with respect to the Joining Noteholder as if such Joining Noteholder were a party to the Forbearance Agreement.
SECTION III. Governing Law. The parties hereto hereby agree that Section 7.03 of the Forbearance Agreement shall apply to this Forbearance Joinder Agreement.

[Signature Page Follows]

Very truly yours,
[●]

[JOINING NOTEHOLDER]
By:
    Name:    [●]
    Title:    [●]

Joining Noteholder’s principal amount of Notes: $__________

[Signature Page to Joinder Forbearance Agreement]